                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             CAM DATA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               PAUL CACERES, JR.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             CAM DATA SYSTEMS, INC.
                         17520 NEWHOPE STREET, SUITE 100
                        FOUNTAIN VALLEY, CALIFORNIA 92708

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 6, 1999

To the Stockholders of CAM Data Systems, Inc.

         NOTICE IS HEREBY GIVEN THAT the 1999 Annual Meeting of Stockholders of CAM DATA SYSTEMS, INC. (the "Company"), will be held on May 6, 1999 at 2:00 P.M. at 17520 Newhope Street, Fountain Valley, California 92708 (the "Annual Meeting") for the purposes described below.

     1. To elect six (6) persons to serve on the Company's Board of Directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     2. To confirm the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year.

     3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on March 10, 1999 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.


                By Order of the Board of Directors


                /s/ Geoffrey D. Knapp
                ----------------------------
                Geoffrey D. Knapp
                Secretary
                March 10, 1999



                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO THE COMPANY, AND SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE THEIR SHARES PERSONALLY IF THEY SO DESIRE.

                             CAM DATA SYSTEMS, INC.
                              17520 NEWHOPE STREET
                        FOUNTAIN VALLEY, CALIFORNIA 92708

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CAM Data Systems, Inc. (the "Company") of proxies, in the form enclosed, for use at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Stockholders.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, directors, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. The Company may also reimburse persons holding stock as nominees for reasonable expenses in sending proxy material to their principals.

         Mailing of this proxy statement and the accompanying proxy is to commence on or about March 22, 1999.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         A total of six directors will be elected at the Annual Meeting. Management has nominated Geoffrey D. Knapp, Walter W. Straub, David Frosh, Corley Phillips, Frederick Haney and Scott Broomfield for election as directors, each to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. While the Company's Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director of the Company, the proxies solicited hereby will be voted for such other persons as shall be designated by the Company's Board of Directors should any nominee become unavailable to serve. The six nominees receiving the highest number of votes at the Annual Meeting will be elected.

         Information regarding the current directors and executive officers, nominees for election as directors and significant employees of the Company appears below. These statements are in each instance based on information furnished to the Company by the person concerned. Information regarding ownership of the Company's Common Stock by the directors and executive officers of the Company is set forth below under "Voting Securities and Principal Holders Thereof" contained in the succeeding table.

NOMINEES

         Certain information concerning the six persons nominated at the Annual Meeting by the Board of Directors for election as directors for the ensuing year is set forth below:

                 NAME               AGE     POSITION WITH THE COMPANY
                 ----               ---     -------------------------
           Geoffrey D. Knapp        40      Chief Executive Officer,
                                              Chairman of the Board
           David Frosh              40      President and Director
           Walter W. Straub         55      Director
           Corley Phillips          44      Director
           Frederick Haney          57      Director
           Scott Broomfield         42      Director

         Geoffrey D. Knapp, founder of the Company, has been a director and an officer of the Company since its organization in September, 1983. From 1980 to 1983, he was employed by Triad Systems Corporation as a point of sale systems salesman selling to retail hardware stores. Mr. Knapp received a bachelor's degree in Marketing from the University of Oregon in 1980.

         Walter W. Straub, has been a director of the Company since May 1989. He is also currently, and since October 1983, has been President, Chief Executive and a director of Rainbow Technologies, Inc., a public company engaged in the business of designing, developing, manufacturing and marketing of proprietary computer related security products. Mr. Straub received a bachelor's degree in Electrical Engineering in 1965 and a master's degree in Finance in 1970 from Drexel University.

         David A. Frosh joined the Company as President in June 1996. Mr. Frosh has been a member of the board of directors in August 1991. From June 1990 to June 1996, Mr. Frosh was employed as a sales executive for the national accounts division of Automatic Data Processing (ADP). ADP provides computerized transaction processing, data communications and information services. From June 1988 to June 1990, Mr. Frosh served as director of marketing for Optima Retail Systems, a privately held company which manufactured and marketed inventory control systems for the retail apparel industry. From July 1980 to June 1988, Mr. Frosh held several marketing and management positions including national accounts manager for the Los Angeles division of Savin Corporation, a marketer of office copier and facsimile machines. Mr. Frosh received a bachelor's degree in Marketing from Central Michigan University in 1980.

         Corley Phillips joined CAM Data as a director in September 1996. Mr. Phillips is an independent investor. From 1996 to 1997, Mr. Phillips was president, CEO and a director for Telephone Response Technologies, a Roseville, California-based developer of computer technology software. From 1995 to 1996, Mr. Phillips served as vice president of marketing and product support for State of The Art, an accounting software company based in Irvine, California. From 1990 to 1994, Mr. Phillips was president and CEO of Manzanita Software Systems, a developer of Windows-based accounting software. From 1984 to 1990, Mr. Phillips was president and co-founder of Grafpoint, a developer of software for computer applications based in San Jose, California. Mr. Phillips has also held various sales and marketing positions with Envision Technology and Hewlett-Packard. Mr. Phillips holds both a bachelor's degree and a master's degree in electrical engineering from Washington University in St. Louis, Missouri, as well as a master's degree in business administration from Santa Clara University in Santa Clara, California.

         Dr. Frederick M. Haney joined CAM Data as director in September 1996. Dr. Haney has been the president of Venture Management Company, Palos Verdes Estates, California, since 1991. From 1984 to 1991, he was founder and manager of 3I Ventures, California, a high technology venture capital fund. From 1980 to 1983, he performed senior management functions at TRW, and from 1968 to 1980, he held management positions at Xerox Corporation and Computer Science Corporation. Dr. Haney has extensive experience in strategic planning, operations and finance in the information and computer industry. Dr. Haney holds a doctorate in computer science from Carnegie-Mellon University.

        Scott Broomfield joined CAM Data as director in March 1999. Mr Broomfield is currently, and since December 1997, has been Chief Executive and a director of Centura Software, Inc., a public company engaged in the business of providing a suite of products usable by application developers to build and deploy component based distributed business applications. From February 1993 to December 1997, Mr. Broomfield was a principal with the firm of Hickey & Hill Incorporated ("Hicky & Hill"). In this capacity, Mr. Broomfield assisted companies with executive management, strategy, operational and financial consulting, business planning and business development. Prior to joining Hicky & Hill, Mr. Broomfield held senior management positions at Trilogy Systems, Inc., and Digital Equipment Corporation. Mr. Broomfield has a bachelor's degree in psychology from Azusa Pacific University and a master's degree in business administration from Santa Clara University.

STRUCTURE AND FUNCTION OF THE BOARD OF DIRECTORS

         During the Company's fiscal year ended September 30, 1998, the Board of Directors held four meetings. Each incumbent director attended 100% of the total number of meetings of the Board of Directors, with the exception of Scott Broomfield who only attended one meeting since joining the Board in March 1999.

         The Company has a Compensation Committee which consists of Geoffrey D. Knapp, Walter Straub, and Frederick Haney. During fiscal 1998, the Compensation Committee held one meeting. The Company has an Audit Committee which consists of Walter W. Straub and Corley Phillips. The Audit Committee held one meeting during fiscal 1998. The Company has an Option Committee which consists of Walter Straub, Corley Phillips, Frederick Haney, and Scott Broomfield. There is no nominating committee of the Board of Directors; the Board of Directors meets as a whole to nominate individuals for election as directors.

EXECUTIVE OFFICERS

         In addition to Mr. Knapp, the Company has three other executive officers, David Frosh, President, Paul Caceres Jr., Chief Financial Officer and Chief Accounting Officer, Timothy D. Coco, and Vice President of Customer Service. The executive officers serve at the discretion of the Board of Directors.

         Paul Caceres, Jr. has been the Chief Financial Officer and Chief Accounting Officer of the Company since September, 1987. From 1982 to 1987, Mr. Caceres was employed by Arthur Young & Company (a public accounting firm), the predecessor to Ernst & Young LLP, as an Audit Manager. He received a bachelor's degree in Business Administration from the University of Southern California in 1982.

         Timothy D. Coco has been the Vice President of Customer Service since January 1994. From 1990 to 1993, Mr. Coco served as sales manager for Lindy Office products, a company that sells office supplies, office furniture and printing services to small and medium size businesses. From 1989 to 1990, Mr. Coco served as a sales trainer and management consultant for IDK Group Inc., a company that provides sales training, management consulting, and employee development related services to the micro computer industry. From 1984 to 1989, Mr. Coco was the President of his own Company called Quality Automation Systems
(QAS). QAS developed and marketed turn key computerized distribution management, point of sale, and accounting systems to the office supply industry. Mr. Coco sold this company in 1989.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         On March 10, 1999, the record date for Stockholders entitled to vote at the 1999 Annual Meeting of Stockholders of the Company, the Company's outstanding voting securities consisted of 2,144,000 shares of Common Stock, par value $.001, of which each share is entitled to one vote.

         The following table sets forth as of December 31, 1998, certain information regarding ownership of the Company's Common Stock by (i) each person that the Company knows is the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director and executive officer of the Company who owns Common Stock and (iii) all directors and officers as a group.

                   NAME AND ADDRESS                 AMOUNT & NATURE            PERCENTAGE
      TITLE OF      OF BENEFICIAL                    OF BENEFICIAL                 OF
       CLASS          OWNER (1)                      OWNERSHIP (8)             CLASS (8)
       -----          ---------                      -------------             ---------
Common Stock          Geoffrey D. Knapp                 396,900  (2)             16.4%
Common Stock          Paul Caceres Jr.                   49,500  (3)              2.0%
Common Stock          Timothy D. Coco                    22,800  (4)              1.0%
Common Stock          Walter W. Straub                   94,400  (5)              3.9%
Common Stock          David Frosh                        79,000  (6)              3.3%
Common Stock          Corley Phillips                    30,500  (7)              1.3%
Common Stock          Frederick Haney                    22,500  (7)              1.0%
Common Stock          ZPR Investment Mgmt.              547,600                  21.4%
Common Stock          All Directors and Officers
                      as a Group (of 7 persons)         695,600                  28.7%

(1) The address of each beneficial owner is in care of Cam Data Systems, Inc., 17520 Newhope Street, Fountain Valley, California 92708.

(2) Includes (i) an aggregate of 3,100 shares of Common Stock held in trust for three daughters of Mr. Geoffrey Knapp over which he has shared voting power (ii) options to purchase an aggregate of 10,000 shares until the sooner of October 12, 2002, or twelve months after ceasing to serve as a director at a price of $2.34 per share.(iii) options to purchase an aggregate of 50,000 shares until October 20, 2003 at a price of $1.93 per share (iv) options to purchase an aggregate of 9,000 shares until December 16, 2006, at a price of $3.75 per share.

(3) Includes options to purchase (i) an aggregate of 15,000 shares of Common Stock until October 20, 2003, at a price of $1.75 per share (ii) an aggregate of 30,000 shares of Common Stock until January 3, 2004, at a price of $2.13 per share (iii) an aggregate of 4,500 shares until December 16, 2006, at a price of $3.75 per share..

(4) Includes options to purchase (i) an aggregate of 5,000 shares of Common Stock until April 1, 2003, at a price of $3.38 per share (ii) an aggregate of 10,000 shares of Common Stock until January 3, 2004, at a price of $2.13 per share (iii) an aggregate of 5,600 shares of Common Stock until June 26, 2006, at a price of $4.75 per share (iv) an aggregate of 2,200 shares of Common Stock until December 16, 2006, at a price of $3.75 per share.

(5) Includes options to purchase (i) an aggregate of 7,500 shares until the sooner of October 19, 2003, or twelve months after ceasing to serve as a director at a price of $1.75 per share (ii) an aggregate of 7,500 shares until the sooner of May 25, 2005, or twelve months after ceasing to serve as a director at a price of $2.38 per share (iii) an aggregate of 7,500 shares until the sooner of May 9, 2006, or twelve months after ceasing to serve as a director at a price of $2.50 per share (iv) an aggregate of 7,500 shares until the sooner of May 8, 2007, or twelve months after ceasing to serve as a director at a price of $3.38 per share (v) an aggregate of 4,400 shares until May 8, 2007, at a price of $3.38 per share (vi) an aggregate of 10,000 shares until May 7, 2008, at a price of $2.75 per share.

(6) Includes options to purchase (i) an aggregate of 7,500 shares until the sooner of October 19, 2003, or twelve months after ceasing to serve as a director at a price of $1.75 per share (ii) an aggregate of 7,500 shares until the sooner of May 25, 2005, or twelve months after ceasing to serve as a director at a price of $2.38 per share (iii) an aggregate of 7,500 shares until the sooner of May 9, 2006, or twelve months after ceasing to serve as a director at a price of $5.50 per share (iv) an aggregate of 29,300 shares until June 10, 2006, at a price of $2.50 per share (v) an aggregate of 4,400 shares until May 8, 2007, at a price of $3.38 per share.

(7) Includes options to purchase (i) an aggregate of 5,000 shares until the sooner of September 23, 2006, or twelve months after ceasing to serve as a director at a price of $2.50 per share (ii) an aggregate of 7,500 shares until the sooner of May 8, 2007, or twelve months after ceasing to serve as a director at a price of $3.38 per share (iii) an aggregate of 10,000 shares until the sooner of May 7, 2008, or twelve months after ceasing to serve as a director at a price of $2.75 per share.

(8) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days from the date hereof, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. The percentage of ownership of the class of voting securities in the above table has been calculated by dividing (i) the aggregate number of shares of such class actually owned plus all shares of such class which may be deemed to be "beneficially owned," by (ii) the number of shares of such class actually outstanding plus the number of shares of such class such "beneficial owner" may be deemed to "beneficially own" assuming no other acquisitions of shares of such class through the exercise of any option, warrant or right by any other person.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS.

         In May 1998, the Company granted options to purchase 10,000 shares of Common Stock to each outside director, as compensation for serving as such, and these options were issued at the current market price of $2.75 per share. These options were granted under the terms and conditions of the Company's 1993 Stock Option Plan.

         In addition, directors who are not also executive officers of the Company are entitled to an expense reimbursement for attending meetings of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Management believes all such individuals were in compliance with Section 16(a) at December 31, 1998.

COMPENSATION OF OFFICERS

         The following summary compensation table sets forth, as of the date hereof, information concerning cash compensation, bonuses and deferred compensation paid by the Company for services rendered to the Company during the fiscal year ended September 30, 1998, and the prior two fiscal years, to the Company's Chief Executive Officer, and the executive officers whose total compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                          ANNUAL                                        ------------
NAME AND               COMPENSATION                         OTHER         SHARES
PRINCIPAL           ------------------                      ANNUAL       UNDERLYING         ALL OTHER
POSITION            YEAR        SALARY     BONUS (1)     COMPENSATION     OPTIONS        COMPENSATION (2)
--------            ----        ------     ---------     ------------    ----------      ----------------
Geoffrey Knapp
Chairman of         1998       $209,200           --          --                --           $8,100
  the Board         1997       $200,700           --          --            20,000           $7,500
  and CEO           1996       $194,600      $54,300          --                --           $7,800

Paul Caceres Jr.    1998       $131,700           --          --                --           $4,700
Chief Financial     1997       $127,700           --          --            10,000           $4,900
  Officer           1996       $123,300      $34,500          --                --           $7,200

David Frosh         1998       $128,800           --          --                --               --
President and       1997       $127,500           --          --             4,400               --
  Director

Timothy Coco        1998       $107,700           --          --                --               --
Vice President of   1997       $100,000           --          --             5,000               --
  Customer Service  1996        $92,400      $27,700          --                --               --

(1) Bonuses paid to the Named executives are pursuant to annual incentive compensation programs established each year for selected employees of the Company, including the Company's executive officers. Under this program, performance goals, relating to such matters as sales growth, gross profit margin and net income as a percentage of sales and individual efforts were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Company and the individual achieved or exceeded the performance goals.

(2) All other compensation consists of interest on employee notes payable to the Company and the amortization of the notes, that was declared compensation during the year.

STOCK OPTIONS GRANTED AND EXERCISED DURING 1998

There were no options granted to any of the named Executive Officers in fiscal year 1998; therefore, no table of options granted is presented.

         The following table sets forth certain information concerning options exercised by the Named Executive Officers during the fiscal year covered by this report, and outstanding options at the end of such year held by the Named Executive Officers.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                                                 VALUE OF
                                              NUMBER OF         UNEXERCISED
                                          SHARES UNDERLYING    IN-THE-MONEY
                                               OPTIONS            OPTIONS
                   SHARES                    AT SEPT. 30,      AT SEPT. 30,
                   ACQUIRED                      1998              1998
                      ON        VALUE(1)     EXERCISABLE/      EXERCISABLE/
NAME               EXERCISE     REALIZED     UNEXERCISABLE     UNEXERCISABLE
----               --------     --------     -------------     -------------
Geoffrey Knapp        --        $     --     60,000/--         $86,500/$--
Paul Caceres Jr.      --        $     --     45,000/--         $64,800/$--
David Frosh           --        $     --     48,700/35,700     $48,500/$33,600
Timothy Coco          --        $     --     15,000/--         $13,500/$--

(1) Market value of the underlying securities at the exercise date minus the exercise price of the options.

(2) Calculated based on the closing bid price for a share of the Company's common stock as reported by NASDAQ on September 30, 1998, which was $3.438.

                        REPORT OF COMPENSATION COMMITTEE

TO:  THE BOARD OF DIRECTORS

   As members of the Compensation Committee, it is our duty to review and recommend the compensation levels for members of the Company's management, evaluate the performance of management and administer the Company's various incentive plans. This Committee has reviewed in detail the Compensation of the Company's four executive officers. In the opinion of the Committee, the compensation of the four executive officers of the Company is reasonable in view of its performance and the respective contributions of such officers to the Company' performance.

   In determining the management compensation, this Committee compares the compensation paid to management to the level and structure of compensation paid to management of competing companies. Additionally, the Committee considers the sales and earnings performance of the Company compared to competing and similarly situated companies. The Committee also takes into account such relevant external factors as general economic conditions, geographic market of work place, stock price performance and stock market prices.

   Management compensation is comprised of 75% to 80% of fixed salary, and 20% to 25% variable compensation based on performance factors. Stock options are granted at the discretion of the Board of Directors, and there is no set minimum or maximum amount of options that can be issued. Performance factors that determine management compensation are sales and net income of the Company. These performance factors were not met in fiscal 1998, and no bonuses were paid.

   The committee examines compilations of executive compensation such as various industry compensation surveys for middle market companies. In 1998, the compensation for the Chief Executive Officer was comparable to other Chief Executive Officers of middle market companies in related industries.

Mr. Knapp, a member of the Committee, is also an executive officer of the Company. However, Mr. Knapp abstained from any considerations with respect to any decision directly affecting his compensation.

         Compensation Committee


         Walter Straub, Frederick Haney, and Geoffrey D. Knapp
         March 10, 1999

The Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, unless the report is specifically incorporated by reference.

                                PERFORMANCE GRAPH

         The following graph shows the performance of the Company's stock for the last five fiscal years in relation to the Total Return Index for The NASDAQ Stock Market (US Companies) and also compared to the NASDAQ Computer and Data Processing Stocks Total Return Index.


                                     SUMMARY

                          1993     1994      1995      1996      1997      1998
                          ----     ----      ----      ----      ----      ----
Nasdaq Stock Market        100   100.826   139.281   165.238   226.775   231.306
Nasdaq Computer and
  Data Processing Stocks   100   111.057    177.89   220.622   298.613   389.302
Cam Data Systems Stock     100        80       145       185       115    137.52

        This stock price data is prepared from data generated under the assumption of dividend reinvestment.

THE STOCK PRICE PERFORMANCE GRAPH IS PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

FAMILY RELATIONSHIPS

         There are no family relationships between any director and/or executive officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         During the fiscal year ended September 30, 1998, the Company granted non-qualified options to certain employees and directors to purchase an aggregate of 106,500 shares of Common Stock of the Company, at prices ranging from $2.50 to $2.875 per share, which expire ten years from the date of grant. See the Options Granted in Fiscal Years 1998 and Aggregate Option Exercises and Fiscal Year End Option Values tables above.

                  PROPOSAL 2: SELECTION OF INDEPENDENT AUDITORS

         It is proposed that the Stockholders approve the selection of Ernst & Young LLP as independent auditors for the Company for the 1999 fiscal year. Ernst & Young LLP is the successor firm of Arthur Young & Company which has been the independent auditors for the Company since 1987, and their reappointment has been recommended by the Board of Directors. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

         Approval by the stockholders of the proposed selection requires a majority vote of the shares of Common Stock at the Annual Meeting. In the event such approval is not obtained, the Board of Directors will select alternative independent auditors.

        OTHER BUSINESS

        The Board of Directors knows of no matters other than those described herein which are to be brought before the 1999 Annual Meeting of Stockholders. However, if any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. Holders of a majority of the outstanding shares of the Company's Common Stock must be present, either in person or by proxy, in order for the Annual Meeting to be held. The proxy is revocable at any time and will not affect your right to vote in person if you attend the Annual Meeting. Properly executed and returned proxies, unless revoked, will be voted as directed by the stockholder or in the absence of such direction, by the persons named therein FOR the election of the six director nominees listed, and FOR the approval of the confirmation of the appointment of Ernst & Young LLP to serve as the independent auditors of the Company for the fiscal year ending September 30, 1999.

        ANNUAL REPORTS

        The Company's 1998 Annual Report to Stockholders, which includes audited financial statements for the Company's fiscal year ended September 30, 1998, will accompany this proxy statement being mailed to stockholders of record on March 10, 1999. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to CAM Data Systems, Inc., 17520 Newhope Street, Fountain Valley, California 92708,
Attention: Finance department.

        SUBMISSION OF STOCKHOLDERS PROPOSALS

        Stockholders of the Corporation wishing to include proposals to be put before the stockholders at the Annual Meeting of Stockholders of the Company to be held in 2000, must submit the same in writing so as to be received at the executive offices of the Company on or before December 1, 1999. Such proposals must also meet the other requirements of the rules of Securities and Exchange Commission relating to stockholders' proposals.



BY ORDER OF THE BOARD OF DIRECTORS:



/s/ Geoffrey D. Knapp
----------------------------
Geoffrey D. Knapp
Secretary

Dated:  Fountain Valley, California
        March 10, 1999

                             CAM DATA SYSTEMS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 6, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of Cam Data Systems, Inc. (the "Company") hereby appoints Geoffrey D. Knapp, the Secretary of the Company, or failing him Paul Caceres, Jr., the Chief Financial Officer of the Company, or instead
of either of the foregoing,            as the nominee of the undersigned to
attend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on May 6, 1999 at 2:00 P.M., Pacific Standard Time, and at any adjournments thereof, to the same extent and with same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated on the reverse side hereof.


                                SEE REVERSE SIDE

                Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1
                               AND "FOR" ITEM 2.

1.  ELECTION OF DIRECTORS          FOR       WITHHELD
                                   [ ]         [ ]

    NOMINEES:    Geoffrey D. Knapp
                 Walter W. Straub
                 David Frosh
                 Corley Phillips
                 Frederick Haney
                 Scott Broomfield

    Withheld for the following only. (Write the name of the nominee(s) in the space below)

    ---------------------------------------------------------

2.  PROPOSAL TO APPROVE THE APPOINTMENT OF        FOR    AGAINST   WITHHELD
    ERNST & YOUNG LLP AS INDEPENDENT              [ ]      [ ]        [ ]
    AUDITORS OF THE COMPANY (SEE NOTE)


NOTE: In the event that no specifications has been made with respect to any manner in which the named proxy nominees are required to vote on any matter, this proxy nominees are instructed to vote the shares represented by this proxy for any matter.

If there are amendments or variations to the matters proposed at the meeting, or at any adjournment or adjournments thereof, or if any other business property comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

IMPORTANT: Please SIGN, DATE AND RETURN this proxy as soon as possible to American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, Attn: Proxy Dept.


SIGNATURE                                    DATE
          --------------------------------         ----------------------


SIGNATURE                                    DATE
          --------------------------------         ----------------------
            (Signature if held jointly)

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.